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                                                                  Exhibit 10.8


                                       FORM OF
                                 SEVERANCE AGREEMENT

     THIS AGREEMENT is entered into this ___ day of ___________, by and between ACCURIDE CORPORATION, a Delaware corporation (together with its Subsidiaries, the "Company") and _________________ (the "Executive").

     WHEREAS, the Company has determined that it is appropriate and in the best interests of the Company to provide to the Executive protection in the event of certain terminations of the Executive's employment relationship with the Company in accordance with the terms and conditions contained herein and the Executive desires to have such protection;

     NOW, THEREFORE, the Company and the Executive agree as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms shall be defined as set forth in this Section 1.

          (a) "Affiliate" shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, and (ii) with respect to the Company, also any entity designated by the Board of Directors of the Company in which the Company or one of its Affiliates has an interest, and (iii) with respect to Kohlberg Kravis Roberts & Co., L.P. ("KKR"), also any Affiliate of any partner of KKR. For purposes of this Agreement, "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall mean (i) the Executive's willful and continued failure to perform his or her duties with respect to the Company or its Subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Executive by the Company or
     (ii) conduct by the Executive involving (x) dishonesty or breach of trust in connection with his or her employment or (y) conduct which would be a reasonable basis for an indictment of the Executive for a felony or for a misdemeanor involving moral turpitude.

          (d) "Good Reason" shall mean (i) a material adverse change in the nature of the Executive's job duties without his consent; (ii) a material reduction in the rate of the Executive's base cash compensation, other than in connection with and consistent with a general program in which the compensation of one or more categories of management of the Company (or any of its Subsidiaries) is systematically reduced; or (iii) a material breach by the Company of the Stockholder's Agreement of even date herewith among the Company, the Executive and Hubcap Acquisition L.L.C. or of its obligation to make cash compensation payments to the Executive under any written employment contract.

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          (e)  The Executive shall be deemed to have a "Permanent Disability" if he or she is unable to engage in the activities required by employment by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as reasonably determined by the Board of Directors of the Company in good faith and in its discretion.

          (f) "Subsidiary" shall mean any corporation (or other entity) other than the Company in an unbroken chain of entities beginning with the Company if each of the entities, or group of commonly controlled entities, other than the last entity in the unbroken chain, then owns stock (or other equity interest) possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

     2. SEVERANCE BENEFITS. If (a) the Executive's employment with the Company is terminated at the initiative of the Executive for Good Reason, or
(b) the Executive's employment with the Company is terminated at the initiative of the Company other than for Cause, and other than upon the Executive's death or Permanent Disability, the Company shall pay to the Executive, in equal installments in accordance with the Company's payroll practices, commencing on the next payday following the date of termination of the Executive's employment and continuing for a period of twelve months, an amount equal to the excess, if any, of (x) his base salary at the rate of base salary in effect on the date of termination over (y) the sum of (i) any other payment from the Company under any employment, consulting or other agreement, plan, program or policy in the nature of severance in respect of such termination, payable on or after the date of such termination and (ii) any payment under any arrangement maintained by Phelps Dodge Corporation (directly or indirectly) pursuant to which payments are to be made to the Executive in whole or in part by reason of his termination of employment with the Company and any payment from Phelps Dodge Corporation under any employee benefit plan, program or arrangement or otherwise in the nature of severance or bonus compensation in respect of such termination, payable on or after the date of such termination. Payments to the Executive under the Stockholder's Agreement of even date herewith among the Company, the Executive and Hubcap Acquisition L.L.C. shall not be deemed payments in the nature of severance or bonus compensation for purposes of the preceding sentence.

     3. NO SEVERANCE BENEFITS FOLLOWING TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If the Executive's employment is terminated by the Company for Cause or by the Executive's voluntary termination without Good Reason, no severance payments or benefits or death benefits shall be payable under this Agreement either upon that termination or at any time thereafter.

     4.   MISCELLANEOUS.

          (a) NO ASSIGNMENT WITHOUT CONSENT OF COMPANY. No rights of any kind under this Agreement shall, without the written consent of the Company, be transferable

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     or assignable by the Executive, his spouse or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

          (b) SAVINGS CLAUSE. If any provision or part of a provision of this Agreement is held to be void or not enforceable for any reason, the remainder of the provision not so held void and all other provisions of this Agreement shall remain in full force and effect to the fullest extent possible.

          (c) NO RIGHTS IN ANY PROPERTY OF COMPANY. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make payments as provided for herein. No property of the Company is or shall, by reason of this Agreement, be held in trust for the Executive, his spouse, or any other person, and neither the Executive nor his spouse or any other person shall have, by reason of this Agreement, any rights, title or interest of any kind in or to any property of the Company.

          (d) GOVERNING LAW. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          (e) JURISDICTION. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Delaware and the Executive hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Executive hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of Delaware, and the Executive hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

          (f) EMPLOYMENT OF THE EXECUTIVE BY THE COMPANY. Nothing herein shall be construed as an offer or commitment by the Company to continue the Executive's employment with the Company for any period of time.

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          (g)  FACILITY OF PAYMENT.  If the Company shall find that any person to whom any amount is payable hereunder is unable to care for his affairs, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine.

          (h) GENDER. A pronoun in the masculine, feminine, or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine, and neuter gender.

          (i) AMENDMENT. This Agreement may only be amended in a writing signed by the Executive and the Company.

                               [signature page follows]

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     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the
Executive have executed this Severance Agreement on the day and year first above written.

                                   ACCURIDE CORPORATION

                                   By________________________________

                                   Its________________________________

                                   "Company"

                                   [NAME]

                                   __________________________________

                                   "Executive"


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